Exhibit 21

NATIONWIDE FINANCIAL SERVICES, INC. AND SUBSIDIARIES

Subsidiaries of the Registrant

As of December 31, 2006

The following list includes subsidiaries of Nationwide Financial Services, Inc. Subsidiaries of subsidiaries are indicated by indentations. All subsidiaries are wholly-owned unless otherwise indicated.

Subsidiary	State of Incorporation or Organization
Nationwide Life Insurance Company	Ohio
Nationwide Life and Annuity Insurance Company	Ohio
Nationwide Investment Services Corporation	Oklahoma
Nationwide Financial Assignment Company	Ohio
Nationwide Investment Advisors LLC	Ohio
Nationwide Community Development Corporation, LLC (67% owned)	Ohio
Nationwide Properties, Ltd. (97.6% owned)	Ohio
Nationwide Affordable Housing, LLC (45% owned)	Ohio
Life REO Holdings LLC	Ohio
Gardiner Point Hospitality LLC	Ohio
Nationwide Life Insurance Company of America	Pennsylvania
Nationwide Life and Annuity Company of America	Delaware
Nationwide Life Insurance Company of Delaware	Delaware
Nationwide Provident Holding Company	Pennsylvania
1717 Capital Management Company	Pennsylvania
Washington Square Administrative Services, Inc.	Pennsylvania
Provestco, Inc.	Delaware
RCMD Financial Services, Inc.	Delaware
1717 Advisory Services, Inc.	Pennsylvania
1717 Brokerage Services, Inc.	Pennsylvania
1717 Insurance Agency of Massachusetts, Inc.	Massachusetts
Nationwide Financial Services Capital Trust	Delaware
Nationwide Bank	Federal Incorporation
Nationwide Financial Structured Products, LLC	Ohio
TBG Insurance Services Corporation d/b/a TBG Financial (69% owned)	Delaware
TBG Advisory Services Corporation	California
TBG Aviation, LLC	California
TBG Danco Insurance Services Corporation	California
TBG Financial & Insurance Services Corporation	California
TBG Financial and Insurance Services Corporation of Hawaii	Hawaii
Mullin TBG Insurance Agency Services, LLC (50% owned)	Delaware
NF Reinsurance Ltd.	Bermuda

Subsidiary	State of Incorporation or Organization
NFS Distributors, Inc.	Delaware
Nationwide Retirement Solutions, Inc.	Delaware
Nationwide Retirement Solutions, Inc. of Arizona	Arizona
Nationwide Retirement Solutions Insurance Agency, Inc.	Massachusetts
Nationwide Retirement Solutions, Inc. of Ohio	Ohio
Nationwide Retirement Solutions, Inc. of Texas	Texas
Nationwide Financial Institution Distributors Agency, Inc.	Delaware
Nationwide Financial Institution Distributors Insurance Agency, Inc. of Massachusetts	Massachusetts
Nationwide Financial Institution Distributors Insurance Agency, Inc. of New Mexico	New Mexico
The 401(k) Companies, Inc.	Texas
401(k) Investment Services, Inc.	Texas
401(k) Investment Advisors, Inc.	Texas
The 401(k) Company	Texas
Pension Associates, Inc.	Wisconsin
Registered Investment Advisors Services, Inc. d/b/a RIA Services, Inc.	Texas

All business operations of Nationwide Financial Services, Inc. and all of its subsidiaries are conducted using each company’s legally registered name, except for TBG Insurance Services Corporation d/b/a TBG Financial and Registered Investment Advisors, Inc. d/b/a RIA Services, Inc.